UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2013

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Not applicable.

(b) Not applicable.

(c) InfuSystem Holdings, Inc. (“InfuSystem” or the “Company”), has announced that Michael McReynolds has been named Chief Information Officer, effective April 29, 2013. Prior to this appointment, Mr. McReynolds, 44, served as President of OxiArmor, LLC, a nationwide provider of solutions-based antimicrobial service that offers new technology within Infection Control to healthcare, commercial and residential markets. Prior to that Mr. McReynolds served as Chief Information Officer of RecoverCare, LLC, a nationwide provider of Bariatric Support Surfaces, Therapeutic Support Surfaces, Wound Care and Safe Patient handling Equipment, where he facilitated the development of a web based Wound Tracking Software and integrated multiple large clients with EDI ordering and billing.

(d) Not applicable.

(e) In connection with this appointment, the Company and Mr. McReynolds entered into an Employment Agreement, effective April 29, 2013 (the “Agreement”). The material terms of the Agreement are as follows:

(i)	An annual salary of $215,000;

(ii)	The opportunity to earn an annual cash bonus of $46,000 based on satisfaction of pre-established performance goals;

(iii)	A grant of inducement stock options pursuant to which he may purchase 100,000 shares of common stock of the Company, of which one-third of such stock options shall vest on each of the next three (3) anniversaries of the grant date, provided that he remains employed on such dates;

(iv)	In the event that he is terminated without cause within six (6) months of a Change-in-Control, all inducement stock options granted pursuant to other agreements between him and the Company shall immediately vest and all restrictions with respect thereto shall lapse;

(v)	A two (2) year non-competition provision for employment with or participation in a competitive business in the United States, Canada, Mexico or other country in which the Company has conducted business, and a two-year non-solicitation provision for soliciting customers or diverting business from the Company, both of which provisions may be extended by one-year if the Company pays his annual base salary; and

(vi)	In the event of a termination of his employment by the Company other than for cause, (1) all accrued and unpaid annual base salary through the date of termination and any bonus earned in respect of the prior calendar year, (2) pro rata vesting of the inducement stock options granted in connection with the Agreement and any then-outstanding restricted stock grants based upon the length of his service in the year of termination, and (3) a pro-rata bonus for the year of termination, calculated based on an assumption of full achievement of performance targets established for such award and the length of his service in the year of termination.

(f) Not applicable.

A copy of the press release announcing Mr. McReynold’s appointment as Chief Information Officer is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:

None

(b) Pro forma financial information:

None

(c) Shell company transactions:

None

(d) Exhibits

99.1 Press Release of InfuSystem Holdings, Inc. dated May 2, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Eric Steen
Name:	Eric Steen
Title:	Chief Executive Officer, President

Dated: May 2, 2013